UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2014

DCP Holding Company

(Exact name of registrant as specified in its charter)

Ohio	0-51954	20-1291244
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

100 Crowne Point Place, Sharonville, Ohio		45241
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 554-1100

           Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

Management Equity Incentive Plan

On May 14, 2014, the Company’s Board of Directors approved the 2006 Dental Care Plus Management Equity Incentive Plan (Amended and Restated Effective January 1, 2014). The amended and restated Management Equity Incentive Plan includes the following revised provisions:

●

Unless otherwise provided for in a Stock Award Agreement, Shares that are issued upon vesting of a Stock Award may not be sold, transferred, redeemed or otherwise disposed of by the Participant prior to a date that is six months subsequent to the date such Shares were issued.

●	The amended and restated Management Equity Incentive Plan is effective as of January 1, 2014, but applies to all Stock Awards outstanding under the Plan, whether issued before or after that date.

ITEM 9.01	Financial Statements and Exhibits

Exhibit 10.1	2006 Dental Care Plus Management Equity Incentive Plan (Amended and Restated Effective January 1, 2014) *

*	Reflects management contracts or compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCP Holding Company

Date: May 20, 2014	/s/ Robert C. Hodgkins, Jr.
Robert C. Hodgkins, Jr. Vice President and Chief Financial Officer